UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: November 14, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 14, 2017, the Board of Directors of Oragenics, Inc. (the “Company”) approved the following: (i) an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 250,000,000 shares to 450,000,000 shares and to increase authorized shares of our preferred stock from 20,000,000 to 50,000,000; (ii) an amendment to the Company’s 2012 Equity Incentive Plan (the “Plan”) which will increase the number of the authorized shares of common stock under the Plan from 5,500,000 shares of common stock to 7,500,000 shares of common; and (iii) an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-five and not more than one-for-ten, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split at any time on or prior to December 31, 2018 by filing an amendment to our Amended and Restated Articles of Incorporation. Each of the aforementioned such amendments (the “Amendments”) are subject to obtaining shareholder approval which the Company expects to obtain by written consent of its two largest shareholders collectively constituting a majority of the Company’s outstanding common stock.

The Company intends to prepare and file preliminary and definitive Schedule 14C information statements with the Securities and Exchange Commission regarding the Amendments and the expected shareholder consents approving the Amendments would become effective no sooner than twenty (20) calendar days following the mailing of the definitive information statement. This Current Report on Form 8-K shall not constitute a solicitation of a proxy or consent with respect to the Amendments.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 20th day of November 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer